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                                                                     Exhibit 5.2

                        [Debevoise & Plimpton Letterhead]



May 30, 2003


The Hartford Financial Services Group, Inc.
Hartford Plaza
Hartford, Connecticut  06115

Ladies and Gentlemen:

      This opinion is furnished to you in connection with the Registration Statements on Form S-3 (File Nos. 333-103915 and 333-105392) (together, the "Registration Statements") and the Prospectus Supplement, dated May 19, 2003 (the "Prospectus Supplement"), of The Hartford Financial Services Group, Inc., a Delaware corporation (the "Company"), filed with the Securities and Exchange Commission (the "Commission"), relating to the issuance and sale by the Company of $250,000,000 aggregate principal amount of the Company's 2.375% Senior Notes due June 1, 2006 (the "Senior Notes") issued pursuant to the Senior Indenture, dated as of October 20, 1995 between the Company and JPMorgan Chase Bank (formerly The Chase Manhattan Bank (National Association)) as trustee (in such capacity, the "Trustee"), as supplemented by Supplemental Indenture No. 1, dated as of December 27, 2000, Supplemental Indenture No. 2, dated September
13, 2002, and Supplemental Indenture No. 3, dated May 23, 2003 (as so supplemented, the "Indenture").

      In so acting, we have examined and relied upon the originals or certified, conformed or reproduction copies of such agreements, instruments, documents, records and certificates of the Company, such certificates of public officials and such other documents, and have made such investigations of law, as we have deemed necessary or appropriate for the purposes of the opinions expressed below. In all such examinations, we have assumed without independent investigation or inquiry the legal capacity of all natural persons executing documents, the genuineness of all signatures on original or certified copies, the authenticity of all original or certified copies and the conformity to original or certified documents of all copies submitted to us as conformed or reproduction

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copies. We have relied as to factual matters upon, and have assumed the accuracy of, the statements made in the certificates of officers of the Company delivered to us and certificates and other statements or information of or from public officials and officers and representatives of the Company.

      Based on and subject to the foregoing, we are of the opinion that the Senior Notes have been validly issued and constitute valid and binding obligations of the Company entitled to the benefits provided by the Indenture.

      The opinion set forth above is subject to the effects of (1) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium and other similar laws now or hereafter in effect affecting creditors' rights generally, (2) general principles of equity (regardless of whether enforceability is considered in a proceeding in law or equity), (3) an implied covenant of good faith, reasonableness and fair dealing, and standards of materiality and (4) limitations with respect to enforceability of provisions of the Indenture providing for indemnification or contribution, arising under applicable law (including court decisions) or public policy.

      The opinion expressed herein is limited to the laws of the State of New York as currently in effect and we do not express any opinion herein concerning any other laws.

      We hereby consent to the filing of this opinion as an exhibit to the Company's Form 8-K filed on May 30, 2003, incorporated by reference in the Registration Statements, and to the reference to our firm under the caption "Validity of the Notes" in the Prospectus Supplement. In giving such consent, we do not thereby concede that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

                                                        Very truly yours,

                                                        /s/ Debevoise & Plimpton

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